Exhibit 99.1

Press Release

RBC Bearings to Present at Eighth Annual Needham & Company Growth Conference

Oxford, CT – January 9, 2006 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced that it will present at the Eighth Annual Needham & Company Growth Conference, held January 10-13 at the New York Palace Hotel, in New York City.

Chairman, President and Chief Executive Officer, Dr. Michael J. Hartnett is scheduled to present an overview of the company and its growth strategies on January 13, 2006 at 9:30a.m, with a breakout session immediately following.

Interested parties may access a live broadcast of the presentation through the Investor Relations portion of the company’s website at www.rbcbearings.com on the day of the event.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,700 people in 18 facilities located throughout North America and Europe.

Contacts

RBC Bearings

Daniel A. Bergeron

203-267-5028

dbergeron@rbcbearings.com

Ashton Partners

Lauren Murphy

800.281.1163

investors@rbcbearings.com